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                                                               Exhibit 11




                        REGENERON PHARMACEUTICALS, INC.
                STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                    Three months ended September 30,   Nine months ended September 30,
                                                   ---------------------------------  --------------------------------
                                                     1996            1995              1996             1995
                                                   -------------   -------------     --------------   --------------

Primary:

Net loss                                            ($8,888,713)    ($7,145,878)      ($24,280,844)     $15,697,178
                                                   =============   =============     ==============   ==============

Per share data
   Weighted average number of Class A and
      Common shares outstanding during the period    25,605,159      19,520,245         24,066,180       19,444,247
                                                   =============   =============     ==============   ==============

      Net loss per share                                 ($0.35)         ($0.37)            ($1.01)           $0.81
                                                   =============   =============     ==============   ==============

Fully diluted:

Net loss                                            ($8,888,713)    ($7,145,878)      ($24,280,844)     $15,697,178
                                                   =============   =============     ==============   ==============

Per share data
   Weighted average number of Class A and
      Common shares outstanding during the period    25,605,159      19,520,245         24,066,180       19,444,247

   Shares issuable upon exercise of options
      and warrants                                    3,007,223       2,655,218          3,058,586        2,562,285

   Shares assumed to be repurchased under
      the treasury stock method                      (1,100,029)       (988,927)        (1,100,677)        (948,988)
                                                   -------------   -------------     --------------   --------------

                                                     27,512,353      21,186,536         26,024,089       21,057,544
                                                   =============   =============     ==============   ==============

      Net loss per share                                 ($0.32)         ($0.34)            ($0.93)           $0.75
                                                   =============   =============     ==============   ==============
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